Exhibit 21

SUBSIDIARY LIST

(as of February 26, 2010)

Company Name	Place of Incorporation

Affholder, Inc.	Missouri
Basco Actel, Inc.[1]	Texas
Bayou Coating, L.L.C.[2]	Louisiana
Bayou Perma-Pipe Canada, Ltd.[3]	Alberta, Canada
Bayou Welding Works, L.L.C.	Louisiana
Corrpro Companies International, Inc.	Nevada
CCSI Management, L.L.C.	Texas
Commercial Coating Services International, Ltd.	Texas
Corrpro Canada, Inc.	Alberta, Canada
Corrpro Companies C.A.	Venezuela
Corrpro Companies Europe Ltd.	United Kingdom
Corrpro Companies, Inc.	Ohio
Corrpro Holdings LLC	Delaware
Corrpro International, Inc.	Delaware
Corrpro NDT Ltd.	Alberta, Canada
Delta Double Jointing LLC	Delaware
Harotec de Mexico[4]	Mexico
INA Acquisition Corp.	Delaware
Insitu Envirotech (S.E. Asia) Pte Ltd.	Singapore
Insituform Asia Limited	Hong Kong
Insituform Balcani S.R.L.[5]	Romania
Insituform Belgium N.V.	Belgium
Insituform CV	The Netherlands
Insituform Cyprus Limited	Cyprus
Insituform Environmental Techniques Ltd.[6]	Ireland
Insituform Europe SAS	France
Insituform Holdings BV	The Netherlands
Insituform Holdings (UK) Limited	United Kingdom
Insituform Hong Kong Limited	Hong Kong
Insituform-Hulin Rohrsanierungstechniken S.R.O.[7]	Slovakia
Insituform Hulin s.r.o.[8]	Hungary
Insituform Limited Partnership	New Brunswick, Canada
Insituform Linings Limited	United Kingdom
Insituform Pacific Pty Limited	Australia
Insituform Pipeline Rehabilitation Private Limited[9]	India
Insituform Rioolrenovatietechnieken B.V.	The Netherlands
Insituform Rohrsanierungstechniken GmbH[10]	Germany
Insituform Singapore Pte. Ltd.	Singapore
Insituform sp. z o.o.	Poland
Insituform SPML JV11	India
Insituform s.r.o.[12]	Czech Republic
Insituform Technologies CV	The Netherlands
Insituform Technologies Iberica S.A.	Spain
Insituform Technologies Limited	Alberta, Canada
Insituform Technologies Limited	United Kingdom
Insituform Technologies Netherlands BV	The Netherlands
Insituform Technologies USA, Inc.	Delaware
ITI International Services, Inc.	Delaware
KA-TE Insituform AG	Switzerland

Kinsel Industries, Inc.	Texas
Mississippi Textiles Corporation	Mississippi
Ocean City Research Corporation	New Jersey
The Bayou Companies, Inc.	Delaware
United Pipeline de Mexico S.A. de C.V.[13]	Mexico
United Pipeline Middle East	Delaware
United Pipeline Systems International, Inc.	Delaware
United Pipelines Inversiones Limitada	Chile
United Pipelines SRL	Argentina
United Sistemas de Revestimento em Tubulações Ltda.	Brazil
United Sistema de Tuberias Limitada	Chile
Video Injection – Insituform SAS	France
Wilson Walton Anti Corrosivos Ltd.	Portugal
Wilson Walton Group Ltd.	United Kingdom

[1]	This entity is currently in the process of dissolution.
[2]	The Bayou Companies, Inc. holds a 49% interest.
[3]	Insituform Technologies Limited (Alberta, Canada) holds a 51% interest.
[4]	This entity is currently in the process of dissolution.
[5]	This entity is currently in the process of dissolution.
[6]	Insituform Technologies Limited (UK) holds a 50% interest.
[7]

Insituform Holdings (UK) Limited holds a 50% interest in Insituform Rohrsanierungstechniken GmbH. Insituform Rohrsanierungstechniken GmbH holds a 51% interest in Insituform-Hulin Rohrsanierungstechniken S.R.O. (Slovakia). Insituform-Hulin Rohrsanierungstechniken S.R.O. holds a 100% interest in Insituform Hulin S.R.O. (Hungary) and Insituform S.R.O. (Czech Republic).

[8]	See Note 7.
[9]	Insituform Technologies Netherlands BV holds a 50.5% interest.
[10]	See Note 7.
[11]	Insituform Technologies, Inc. holds a 50% interest.
[12]	See Note 7.
[13]	INA Acquisition Corp. holds a 55% interest.